SMF ENERGY CORPORATION

Exhibit 99.1

January 2, 2009

DELIVERY VIA FEDERAL EXPRESS

American National Bank
3033 East 1st Avenue
Denver, CO 80206

Attn: Colleen Delvasto

Re: SMF Energy Corporation (the "Company")

Dear Ms. Delvasto:

This letter is notice to American National Bank, the Indenture Trustee (the "Trustee"), under the August 8, 2007, Indenture (the "Indenture") for the Company's August 8, 2007 Senior Secured Convertible Promissory Notes (the "Notes") and, by copy hereof, to the holders of the Notes (the "Noteholders"), that the Company has elected to defer the interest payments on the Notes scheduled for January 1, 2009, until on or about January 30, 2009. This notice to the Trustee and the Noteholders is required by Section 4.2 of the Security Agreement for the Notes, dated August 8, 2007, by and between the Company, H & W Petroleum Company, Inc., SMF Services, Inc. and the Trustee (the "Security Agreement") and by Section 4.4 of the Indenture because this event, with the lapse of time or notice to the Company, could constitute an Event of Default under the Security Agreement or the Indenture, respectively.

We have enclosed a copy of the Company's Form 8-K, which explains the reasons for the Company's decision to postpone the interest payment, as it was filed with the Securities and Exchange Commission. This notice to you, together with a separate notice sent to the Noteholders, was also attached to the Form 8-K. Please contact me if you have any questions.

Yours very truly,

/s/ Richard E. Gathright

Richard E. Gathright
Chief Executive Officer and President

Enclosure
cc: Noteholders